CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form S-1
(Amendment No. 2) of our report dated February 24, 2000 relating to the financial statements of Empire Financial Holding Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  Pricewaterhouse Coopers LLP

Tampa, Florida
May 3, 2000